Exhibit 10.9

[FORM OF]

SALE PARTICIPATION AGREEMENT

August 20, 2004

To:         The Person whose name is
set forth on the signature page hereof

Dear Sir or Madam:

You have entered into a Management Stockholder’s Agreement, dated as of the date hereof, between PanAmSat Corporation, a Delaware corporation (the “Company”), and you (the “Management Stockholder’s Agreement”) relating to the granting to you by the Company of an Option (as defined in the Management Stockholder’s Agreement) to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The undersigned, Constellation, LLC, a Delaware limited liability company (“Constellation”), Carlyle PanAmSat I, L.L.C., a Delaware limited liability company, Carlyle PanAmSat II, L.L.C., a Delaware limited liability company (together, “Carlyle”), PEP PAS, LLC, a Delaware limited liability company, and PEOP PAS, LLC, a Delaware limited liability company (together, “Providence”, and collectively with Constellation and Carlyle, the “Investors”) hereby agree with you as follows, effective upon such grant of Option:

1.             In the event that at any time one or more of the Investors (together with any of the affiliates of such Investor or Investors, to the extent provided for in Paragraph 8 hereof, the “Selling Investors”) proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Management Stockholder’s Agreement), a public distribution pursuant to Rule 144 under the Securities Act of 1933, as amended or a sale to an affiliate of the Selling Investors, the Selling Investors will notify you or your Management Stockholder’s Estate or Management Stockholder’s Trust (as such terms are defined in the Management Stockholder’s Agreement, and collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Notice (the “Material Terms”) promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than five days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”).  If, within 10 days after the Management Stockholder Entities’ receipt of such Notice, the Selling Investors receive from the Management Stockholder Entities a written request (a “Request”) to include Common Stock held by the Management Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be any substantive adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by the Management Stockholder Entities, and the Selling Investor), the Common Stock held by you will be so included to the extent provided in Section 2 below; provided that only one Request, which shall be executed by the Management Stockholder Entities, may be delivered with respect to any Proposed Sale for Common Stock held by the Management Stockholder Entities.  Promptly after the execution of the Sale Agreement, the Selling Investors will furnish the Management Stockholder Entities with a copy of the Sale Agreement, if any.

2.             (a)  The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Management Stockholder Request will be the sum of the number of shares of Common Stock then owned by the Management Stockholder Entities (and held pursuant to the Management Stockholders Agreement) plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, multiplied by a fraction (x) the numerator of which shall be the aggregate number of shares of Common Stock proposed to be sold in the Proposed Sale and (y) the denominator of which shall be the total number of shares of Common Stock owned by all of the Investors, the Management Stockholder Entities (including phantom shares owned through the Deferred Compensation Plan) and other holders of shares of Common Stock who have been granted the same rights granted to the Management Stockholder Entities to participate in the Proposed Sale (an “Eligible Holder”) as the case may be.

(b)          If one or more Eligible Holders elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Paragraph 2(a) (such non-included shares, the “Eligible Shares”), then each of the Selling Investors, or the remaining Eligible Holders, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then held by each such holder plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to Paragraph 2(a) for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale.  The Selling Investors, or any of them, will have the right to sell in the Proposed Sale additional shares of Common Stock owned by them equal to the number, if any, of remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

3.             Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Investors propose to sell in the Proposed Sale.  Such terms and conditions shall include, without limitation:  the pro rata reduction of the number of shares of Common Stock to be sold by the Selling Investors, the Management Stockholder Entities and any Eligible Holders to be included in the Proposed Sale if required by the party proposing such Sale; the sale price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Selling Investors covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold.

4.             Upon delivering a Request, the Management Stockholder Entities will, if requested by the Selling Investors, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Investors with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.

5.             The Management Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities’ strict compliance with each of the provisions hereof and the Management Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Investors.

6.             (a) In the event of a Proposed Sale pursuant to Paragraph 1 hereof if the rights set forth in Section 3.5 of the Stockholders Agreement of PanAmSat Corporation dated August 20, 2004 between the Company and the Investors are applicable, may elect, by so specifying in the Notice, to require the Management Stockholder Entities to, and the Management Stockholder Entities shall, participate in such Proposed Sale to the same extent calculated pursuant to Paragraph 2(a) above, in accordance with the terms and provisions of Paragraph 3 hereof; provided, however, that in such event, the order in which the shares of Common Stock held by the Management Stockholder Entities shall be required to be sold shall be: first, any shares of Common Stock then held by the Management Stockholder Entities; and second, any shares of Common Stock acquired pursuant to the exercise of any exercisable Options.

(b)           In the event of a transaction which results in a Change in Control (as defined in the Management Stockholder’s Agreement) but is not a Proposed Sale in which an Investor has exercised its rights pursuant to Section 6(a) or the Management Stockholder Entities have exercised their rights pursuant to Section 1 (a “Proposed Transaction”), you agree on behalf of the Management Stockholder Entities, to bear your pro rata share, to the extent set forth in Paragraph 6(c) below, of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the relevant Selling Investors.

(c)           Your pro rata share of any amount to be paid pursuant to Paragraph 3 or 6(b) shall be based upon the number of shares of Common Stock intended to be transferred by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Option which is then vested or would become vested as a result of the Proposed Sale or Proposed Transaction, but only to the extent you participate in such sale.

7.             The obligations of the Selling Investors hereunder shall extend only to the Management Stockholder Entities, and none of the Management Stockholder Entities’ successors or assigns shall have any rights pursuant hereto.

8.             If the Selling Investors or any of them transfer any of their interests in the Company to an affiliate of any of the Selling Investors, such affiliate shall assume the obligations hereunder of the Selling Investors.

9.             This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Management Stockholder’s Agreement).

10.           All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

If to Constellation or KKR Fund:

Constellation, LLC

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York  10019

Attn:  Alexander Navab

Telecopy:  (212) 750-0003

with a copy to: (which shall not constitute notice)

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York  10017

Attn:  Gary Horowitz, Esq.

Marni Lerner, Esq.

Telecopy:  (212) 455-2502

If to Carlyle or the Carlyle Fund:

Carlyle PanAmSat I, L.L.C.

Carlyle PanAmSat II, L.L.C.

1001 Pennsylvania Avenue, N.W.

Suite 220 South

Washington, D.C.  20004

Attn:  Bruce E. Rosenblum

with a copy to:  (which shall not constitute notice)

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C.  20004-2201

Attn:  Daniel T. Lennon

Telecopy:  (202) 637-2201

If to Providence or the Providence Fund:

PEP PAS, LLC

PEOP PAS, LLC

50 Kennedy Plaza

18th Floor

Providence, RI  02903

Attn:  Paul Salem

Telecopy:  (401) 751-1709

with a copy to:  (which shall not constitute notice)

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C.  20004-1304

Attn:  Daniel T. Lennon

Telecopy:  (202) 637-2201

If to the Company, to the Company at the following address:

PanAmSat Corporation
20 Westport Road

Wilton, CT  06897

Attn:  James Cuminale, Esq.

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York  10017

Attn:  Gary Horowitz, Esq.

Marni Lerner, Esq.

If to you, to you at the address first set forth above herein;

If to your Management Stockholder’s Estate or Management Stockholder’s Trust, to the address provided to the Company by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

11.           The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement.  In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  Such arbitration process shall take place within 100 miles of the New York City metropolitan area.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.  Each party hereto hereby irrevocably waives any right that it may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

12.           This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13.           It is the understanding of the undersigned that you are aware that a Proposed Sale may never occur.

14.           The obligations of the Investors under this Agreement are several and not joint and several.  No Investor shall be responsible for the obligations of any other Investor hereunder or liable for breach of any provision of this Agreement by any other Investor.

[Signatures on next page]

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,

CONSTELLATION, LLC

By:
Name:
Title:

CARLYLE PANAMSAT I, L.L.C.

By:
Name:
Title:

CARLYLE PANAMSAT II, L.L.C.

By:
Name:
Title:

PEP PAS, LLC

By:
Name:
Title:

PEOP PAS, LLC

By:
Name:
Title:

Accepted and agreed this day of

August 2004.

Name: